UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2008

THE STEAK N SHAKE COMPANY (Exact name of registrant as specified in its charter)

INDIANA	0-8445	37-0684070
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

36 S. Pennsylvania Street, Suite 500 Indianapolis, Indiana	46204
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (317) 633-4100

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[X] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.
    Attached as Exhibit 99.1 is a power point presentation that the Company may make available to its shareholders in the coming weeks

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Power Point Presentation regarding The Steak n Shake Company

WHERE TO FIND ADDITIONAL INFORMATION

THIS COMMUNICATION IS NOT A SOLICITATION OF A PROXY WHICH MAY BE DONE ONLY PURSUANT TO A DEFINITIVE PROXY STATEMENT.  THE STEAK N SHAKE COMPANY (THE "COMPANY") HAS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC") AND MAILED TO ITS SHAREHOLDERS A DEFINITIVE PROXY STATEMENT, FOR USE AT THE 2008 ANNUAL MEETING OF SHAREHOLDERS.  INVESTORS ARE URGED TO CAREFULLY READ THE DEFINITIVE PROXY STATEMENT AND ANY OTHER RELEVANT DOCUMENTS FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY AND THE ANNUAL MEETING.  IN ADDITION, INVESTORS AND SECURITY HOLDERS MAY OBTAIN FREE COPIES OF THE DEFINITIVE PROXY STATEMENT AND OTHER DOCUMENTS FILED BY THE COMPANY WITH THE SEC AT THE SEC'S WEB SITE AT WWW.SEC.GOV.  THESE DOCUMENTS MAY ALSO BE ACCESSED AND DOWNLOADED FOR FREE FROM THE COMPANY'S WEB SITE AT WWW.STEAKNSHAKE.COM, OR COPIES MAY BE OBTAINED, WITHOUT CHARGE, BY DIRECTING A REQUEST TO CHIEF FINANCIAL OFFICER, STEAK N SHAKE COMPANY, 500 CENTURY BUILDING, 36 SOUTH PENNSYLVANIA STREET, INDIANAPOLIS, INDIANA 46204.

PARTICIPANTS IN THE SOLICITATION

THE COMPANY AND ITS DIRECTORS AND EXECUTIVE OFFICERS AND OTHER MEMBERS OF MANAGEMENT AND EMPLOYEES MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES IN RESPECT OF THE COMPANY’S ANNUAL MEETING OF SHAREHOLDERS.  INFORMATION REGARDING THE COMPANY’S DIRECTORS AND EXECUTIVE OFFICERS IS AVAILABLE IN THE COMPANY’S ANNUAL REPORT ON FORM 10-K FOR THE PERIOD ENDED SEPTEMBER 26, 2007, FILED WITH THE SEC ON DECEMBER 10, 2007, AND AMENDED ON JANUARY 24, 2008.  ADDITIONAL INFORMATION REGARDING THE INTERESTS OF SUCH POTENTIAL PARTICIPANTS IS CONTAINED IN THE PROXY FILED WITH THE SEC IN CONNECTION WITH THE ANNUAL MEETING.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

THE STEAK N SHAKE COMPANY

By: /s/ Jeffrey A. Blade
Jeffrey A. Blade,
Executive Vice President and Chief Financial & Administrative Officer

Dated: February 21, 2008